UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2012

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On February 9, 2012, Buckeye Tank Terminals LLC (“Purchaser”), a wholly owned subsidiary of Buckeye Partners, L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Chevron U.S.A. Inc. (“Seller” and, with the Purchaser, the “Parties”), pursuant to which the Purchaser has agreed to acquire (the “Perth Amboy Acquisition”) a marine terminal facility for liquid petroleum products located on the Arthur Kill in Perth Amboy, New Jersey (“Perth Amboy Facility”) for $260.0 million. The base purchase price is subject to adjustment at closing as provided in the Purchase Agreement. The final purchase price is payable in cash and will be partially and indirectly funded through the sale of limited partnership units representing limited partner interests in the Partnership (“LP Units”) to certain investors as further described below in Item 8.01 of this report.

At the closing, the Parties expect to execute an Environmental Responsibilities Addendum in the form attached as an exhibit to the Purchase Agreement allocating the environmental obligations of each Party related to the Perth Amboy Facility under applicable federal and New Jersey law.

The Purchase Agreement and the Environmental Responsibilities Addendum contain certain customary representations and warranties and covenants, including customary indemnification provisions. Consummation of the Perth Amboy Acquisition is subject to certain regulatory conditions and customary closing conditions. In particular, if the Seller does not obtain a Resource Conservation and Recovery Act corrective action permit satisfactory to the Seller in its sole discretion prior to the closing, it may terminate the Purchase Agreement, subject to making a liquidated damages payment of $3.0 million to the Purchaser. There can be no assurance that this and the other closing conditions will be satisfied.

In order to induce the Seller to enter into the Purchase Agreement, the Partnership has guaranteed the Purchaser’s obligations under the Purchase Agreement and will guarantee the Purchaser’s obligations under other documents related to the Perth Amboy Acquisition. The Partnership expects to close the Perth Amboy Acquisition in the second quarter of 2012.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2012, the Partnership issued a press release announcing its 2011 fourth quarter and full year financial results. A copy of the press release is being furnished and attached as Exhibit 99.3 hereto and is incorporated by reference into this Item 2.02.

The information furnished in this Item 2.02 and the accompanying Exhibit 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Non-Executive Chairman Agreement

On February 8, 2012, in connection with the previously announced resignation of Forrest E. Wylie as Chief Executive Officer of Buckeye GP LLC (“Buckeye GP”), the general partner of the Partnership, and the continuation of Mr. Wylie’s duties as non-executive Chairman of the Board of Directors of Buckeye GP (the “Board”), Buckeye GP and Mr. Wylie entered into a Non-Executive Chairman Agreement (the “Chairman Agreement”). The Chairman Agreement was approved by the Compensation Committee of the Board on February 8, 2012. Pursuant to the Chairman Agreement, Mr. Wylie will serve as the non-executive Chairman of the Board and will provide strategic planning and other services to Buckeye GP as requested by the Board or the Chief Executive Officer of Buckeye GP. Mr. Wylie will be compensated for his services through an annual stipend of $180,000 that will be payable quarterly. This annual stipend is in lieu of any cash Board fees ordinarily paid to non-employee members of the Board. Mr. Wylie will not be an employee of the Partnership or any of its affiliates and will not be entitled to participate in any benefit plans as an employee of the Partnership or any of its affiliates. Under the terms of the Partnership’s 2009 Long-Term Incentive Plan, Mr. Wylie will be entitled to continued vesting of his outstanding equity awards so long as he continues to provide services to Buckeye GP under the Chairman Agreement. Prior to entry into the Chairman Agreement, Mr. Wylie was not a party to any employment, severance or non-competition agreement with the Partnership. The Chairman Agreement includes standard restrictive covenants for non-competition, confidentiality and non-solicitation for a three-year period from the effective date of the agreement.

The disclosure contained in this Item 5.02(e) does not purport to be a complete description of the Chairman Agreement and is qualified in its entirety by reference to the Chairman Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 5.02(e).

Item 7.01. Regulation FD Disclosure.

On February 10, 2012, the Partnership issued a press release announcing the Perth Amboy Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

On February 10, 2012, the Partnership issued a press release announcing the Offering (as defined below). A copy of the press release is furnished and attached as Exhibit 99.2 hereto and is incorporated by reference into this Item 7.01.

On February 10, 2012, the Partnership posted a presentation on the Investor Center page of its website, www.buckeye.com, containing information regarding the Perth Amboy Acquisition and certain other matters. A copy of this presentation is furnished and attached as Exhibit 99.4 hereto and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibits 99.1, 99.2 and 99.4 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 8.01. Other Events.

Registered Direct Offering

On February 9, 2012, the Partnership and Buckeye GP entered into a placement agency agreement (the “Placement Agency Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC (together, the “Placement Agents”) pursuant to which the Placement Agents agreed to use their best efforts to arrange for the sale of up to an aggregate of 4,262,575 LP Units in a registered direct offering to certain institutional investors (the “Offering”). The Placement Agents have no commitment to purchase or sell any of the LP Units. Investors are purchasing the LP Units directly from the Partnership pursuant to a subscription agreement between the Partnership and each investor in the Offering (a “Subscription Agreement”).

The net proceeds to the Partnership from the Offering, after deducting placement agent fees and estimated expenses, are expected to be approximately $247.0 million. The Partnership intends to use the proceeds from the Offering to fund indirectly a portion of the purchase price for the Perth Amboy Acquisition and certain other growth capital expenditures, and, pending such uses, to reduce the indebtedness outstanding under its revolving credit facility. The Offering is expected to close on or about February 14, 2012, subject to the satisfaction of customary closing conditions.

The Placement Agency Agreement requires the Partnership to indemnify the Placement Agents and certain of their affiliates against certain liabilities or to contribute to payments the Placement Agents may be required to make because of any of such liabilities.

The LP Units offered pursuant to the Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-178160), which the Securities and Exchange Commission declared effective on December 6, 2011.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Placement Agency Agreement or the Subscription Agreement and is qualified in its entirety in each case by reference to the Placement Agency Agreement and the Subscription Agreement, which are filed as Exhibits 1.1 and 10.1, respectively, hereto and are incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Placement Agency Agreement by and among Buckeye Partners, L.P. and Buckeye GP LLC and Barclays Capital Inc. and Wells Fargo Securities, LLC, dated as of February 9, 2012

2.1	Purchase and Sale Agreement by and between Buckeye Tank Terminals LLC and Chevron U.S.A. Inc., dated as of February 9, 2012*

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the offered LP Units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

10.1	Form of Subscription Agreement

10.2	Non-Executive Chairman Agreement between Forrest E. Wylie and Buckeye GP LLC, dated as of February 8, 2012

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1)

99.1	Perth Amboy Acquisition Press Release issued February 10, 2012

99.2	Registered Direct Offering Press Release issued February 10, 2012

99.3	Earnings Press Release Issued February 10, 2012

99.4	Investor Presentation

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules and similar attachments to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

	By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated February 10, 2012

Exhibit Index

1.1	Placement Agency Agreement by and among Buckeye Partners, L.P. and Buckeye GP LLC and Barclays Capital Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, dated as of February 9, 2012

2.1	Purchase and Sale Agreement by and between Buckeye Tank Terminals LLC and Chevron U.S.A. Inc. dated as of February 9, 2012*

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the offered LP Units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

10.1	Form of Subscription Agreement

10.2	Non-Executive Chairman Agreement between Forrest E. Wylie and Buckeye GP LLC, dated as of February 8, 2012

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1)

99.1	Perth Amboy Acquisition Press Release issued February 10, 2012

99.2	Registered Direct Offering Press Release issued February 10, 2012

99.3	Earnings Press Release issued February 10, 2012

99.4	Investor Presentation

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules and similar attachments to the SEC upon request.

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